UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026

FORTUNE BRANDS INNOVATIONS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Horizon Way Building N
Deerfield, Illinois		60015-3888
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 847 484-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FBIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 16, 2026, Fortune Brands Innovations, Inc. (the “Company”) entered into a five year unsecured revolving credit agreement among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Bank of America, N.A., as syndication agent (the “Credit Agreement”), which amended and restated its credit agreement, dated as of August 2, 2022.

Under the Credit Agreement, subject to the satisfaction or waiver of certain conditions, the Company will be able to borrow loans on a revolving basis and obtain letters of credit. The aggregate principal amount of commitments under the Credit Agreement will be $1,250,000,000 ($50,000,000 of which may be used for letters of credit). The proceeds of borrowings under the Credit Agreement may be used for general corporate purposes, including working capital, capital expenditures, permitted acquisitions and other lawful corporate purposes. The Credit Agreement is the liquidity backstop for the repayment of any notes issued under the Company’s commercial paper program.

The Company has the ability under the Credit Agreement to request two one-year extensions of the maturity date and to seek incremental commitments and/or term loans of up to $750,000,000, subject in each case to the satisfaction or waiver of certain conditions.

Borrowings under the Credit Agreement will bear interest at variable rates equal to, at the Company’s election: (1) for each base rate loan, the sum of the base rate plus the applicable base rate margin, or (2) for each term secured overnight financing rate (“SOFR”) loan, the sum of a term SOFR rate margin plus the term SOFR rate applicable for an interest period selected by the Company. The applicable base rate margin and the term SOFR rate margin will be determined based on the ratings of the Company’s senior unsecured long-term debt securities. The base rate margins range from 0.0% to 0.30% and the term SOFR rate and daily simple SOFR rate margins range from 0.80% to 1.30%.

The Credit Agreement contains, among other things, conditions precedent, covenants, representations and warranties and events of default customary for facilities of this type. The covenants include certain limitations on secured debt, sale-leaseback transactions, subsidiary debt and guarantees, fundamental changes, acquisitions and transactions with affiliates. The Credit Agreement also includes a covenant under which the Company is required to maintain a minimum ratio of consolidated EBITDA to consolidated interest expense of 3.0 to 1.0. In addition, the Credit Agreement includes a covenant under which the Company's ratio of consolidated total indebtedness minus certain cash and cash equivalents held by the Company and its subsidiaries to consolidated EBITDA may not exceed 3.5 to 1.0, with flexibility to temporarily increase such compliance level in connection with certain permitted acquisitions.

The Credit Agreement contains certain customary events of default, including: failure to pay any principal, interest or other amounts when due, failure to comply with its covenants, breach of representations or warranties in any material respect, non-payment or acceleration of other material debt of the Company and its subsidiaries, bankruptcy, material judgments rendered against the Company or certain of its subsidiaries, certain ERISA events or a change of control of the Company, subject to various exceptions and notice, cure and grace periods. Upon the occurrence and during the continuance of an event of default, the lenders will be entitled to exercise their remedies under the Credit Agreement, including but not limited to the termination of the commitments thereunder and the acceleration of the payment of outstanding amounts thereunder.

From time to time, the Company and the lenders under the Credit Agreement (or affiliates of the lenders) may engage in other transactions, including arrangements under which a lender or an affiliate of the lender participates in interest rate swap or hedging arrangements with the Company, effects repurchases of shares of the Company’s common stock, serves as underwriter, placement agent or purchaser of debt issued by the Company, acts as a dealer or purchaser of commercial paper issued by the Company, provides cash management, financial advisory, corporate trust, investment banking or commercial banking services to the Company, or provides lines of credit to the Company or its affiliates among other things.

The above summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement.” of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release issued by the Company on January 20, 2026 in relation to the entry into the Credit Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Fourth Amended and Restated Credit Agreement, dated as of January 16, 2026, among Fortune Brands Innovations, Inc., JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and the lenders party thereto.

99.1	Press Release dated January 20, 2026, issued by Fortune Brands Innovations, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS INNOVATIONS, INC.

Date:	January 20, 2026	By:	/s/ Jonathan H. Baksht
		Name: Title:	Jonathan H. Baksht Executive Vice President and Chief Financial Officer